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                                   FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C. 20549

                                CURRENT REPORT




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 16, 2001 (October 1,
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2001)
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                             Level 8 Systems, Inc.
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            (Exact name of registrant as specified in its charter)


   Delaware                         000-26392                       11-2920559
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(State or other jurisdiction       (Commission                 (IRS Employer
     of incorporation)             File Number)              Identification No.)


8000 Regency Parkway, Cary, North Carolina                          27511
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              (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code      (919) 380-5000
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                                Not Applicable
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        (Former name or former address, if changed since last report.)
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  Item 2.   Acquisition or Disposition of Assets
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        On October 1, 2001, Level 8 Systems, Inc. (the "Company"), consummated a transaction pursuant to an Asset Purchase Agreement by and between the Company and Blue Phoenix Solutions (successor to AppBuilder Solution BV) dated as of August 8, 2001 (the "Asset Purchase Agreement"), providing for the sale of the Company's Geneva AppBuilder software and related assets to BluePhoenix Solutions, a Netherlands based subsidiary of Liraz Systems Ltd. ("Liraz"). Under the terms of the Asset Purchase Agreement, BluePhoenix Solutions has acquired substantially all of the assets associated with the Geneva AppBuilder product from Level 8 Technologies, Inc., a subsidiary of the Company, for approximately $20 million in cash. As part of the Asset Purchase Agreement plus Phoenix Solutions agreed to pay for the net assets of GAB as of the consummation date. Based on the internal financial statements prepared for the closing, net assets purchased was approximately $1.9 million. This is subject to certain audit provisions in the agreement and based on the agreement will be resolved as soon as practical after the closing of the transaction.
  Pursuant to the terms of the Asset Purchase Agreement, the Company has utilized $12 million of the proceeds to reduce its $15 million term loan and recharacterized the remaining $3 million as long-term debt.

        Liraz is a significant stockholder of the Company (owning approximately 35% of the Company's stock), and the Company's Board of Directors includes three directors who are affiliated with Liraz. These three directors neither participated in the negotiations of the transaction nor considered or voted with respect to the transaction. The Company also retained an investment banking firm to render a fairness opinion to the effect that the aggregate consideration received by the Company was fair from a financial point of view.

        The company issued a press release on October 4, 2001 announcing the completion of the sale of the Geneva AppBuilder software, a copy of which press release is attached hereto as Exhibit 99.2.

  Item 7.   Financial Statements and Exhibits
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 99.1  Pro Forma Financial Statements

 99.2 Press Release issued on October 4, 2001 announcing the closing of th sale of the Company's Geneva AppBuilder software to BluePhoenix Solutions.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


     Date:  October 16, 2001   LEVEL 8 SYSTEMS, INC.



                           By:  /s/ John P. Broderick
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                                John P. Broderick
                                Chief Financial Officer, Treasurer and Secretary